CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 10, 1999 on the financial statements of Fusion Networks, Inc., included in the proxy statement/prospectus of Fusion Networks Holdings, Inc. that is made a part of this Registration Statement on Form S-4.

                                             /s/ Samuel Klein and Company

                                                 Samuel Klein and Company

Newark, New Jersey
January 25, 2000